Exhibit 10.48

PROMISSORY NOTE

$8,201,000.00	New York, New York
As of March 3, 2006

FOR VALUE RECEIVED, MB SUGAR LAND GILLINGHAM LIMITED PARTNERSHIP, an Illinois limited partnership, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, as maker hereunder (referred to herein as “Borrower”), hereby unconditionally promises to pay to the order of NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as payee, having an address at 2 World Financial Center, Bldg. B, New York, New York 10281 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of EIGHT MILLION TWO HUNDRED ONE THOUSAND AND 00/100 DOLLARS ($8,201,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1

PAYMENT TERMS

Borrower agrees to pay interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. This Note shall be the “Note” as defined in the Loan Agreement.

ARTICLE 2

DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE 3

LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4

SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 5

NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6

WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a limited liability company, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the members comprising the company, and the term “Borrower,” as used herein, shall include any alternate or successor company, but any predecessor company shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)

ARTICLE 7

TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer except as provided in the Loan Agreement, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall from that date forward forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8

EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9

GOVERNING LAW

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAWS.

ARTICLE 10

NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11

SAVINGS CLAUSE

This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving, or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Legal Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Legal

Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

MB SUGAR LAND GILLINGHAM LIMITED
PARTNERSHIP, an Illinois limited partnership

By:	MB SUGAR LAND GILLINGHAM GP,
L.L.C., a Delaware limited liability company,
Its General Partner

	By:	MINTO BUILDERS (FLORIDA), INC.,
a Florida corporation, Its Sole Member

		By:	/s/ Debra A. Palmer
		Name:	Debra A. Palmer
		Title:	Assistant Secretary

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
: ss.:
COUNTY OF DUPAGE	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared                                                    , in his/her capacity as                                               of MINTO BUILDERS (FLORIDA), INC., a Florida corporation, the Sole Member on behalf of MB SUGAR LAND GILLINGHAM GP, L.L.C., a Delaware limited liability company, the General Partner of behalf of MB SUGAR LAND GILLINGHAM LIMITED PARTNERSHIP, an Illinois limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and, being by me first duly sworn, declared and acknowledged to me under oath that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated, as the act and deed of said limited partnership on behalf of the limited partnership.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this                 day of March, 2006.

Notary Public in and for
County, State of